UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):  March 29, 2017

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Fluor Corporation (“Fluor”) is currently a party to two subcontracts with Westinghouse Electric Company LLC (“Westinghouse”) to manage the construction and construction workforce at nuclear power plant projects in Georgia (Vogtle) and South Carolina (V.C. Summer). On March 29, 2017, Westinghouse filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court, Southern District of New York. Fluor continues to work on the projects at both sites at the request of the owners. Fluor expects that it will be compensated by the owners of the projects for the previous and ongoing work at both projects.

Forward-Looking Statements

This document contains forward-looking statements. Such statements are based on management’s expectations as of the date hereof and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Unless otherwise required by applicable law, Fluor undertakes no obligation and does not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 29, 2017	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Executive Vice President, Chief Legal
Officer and Secretary